UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2008

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01	Other Events

In June, 2006, our broker-dealer subsidiary, Merriman Curhan Ford & Co., was served with a claim in FINRA Arbitration by Thomas O’Shea. Mr. O’Shea is a former at-will employee of Merriman Curhan Ford & Co. and worked in the investment banking department. Mr. O’Shea resigned from Merriman Curhan Ford & Co. in July 2005. Mr. O’Shea alleged breach of an implied employment contract, quantum meruit, and unjust enrichment based on his allegations that he was to be paid more for his work. This matter proceeded to an arbitration hearing in October 2008. On November 20, 2008, Mr. O’Shea was awarded approximately $1.2 million by the arbitration panel. We disagree strongly with the award and intend to exhaust all possible avenues of appeal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: November 26, 2008	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer